UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 31, 2006, the compensation committee of the board of directors of Digital Realty Trust, Inc. (the “Company”) approved, and the board of directors ratified, changes to the compensation package for each director who is not an employee of the Company or our subsidiaries. The annual retainer increased from $20,000 to $25,000; the annual retainer for the chair of the audit committee increased from $3,000 to $15,000; the annual retainer for the chair of the compensation committee increased from $3,000 to $7,500; the annual retainer for the chair of the nominating and corporate governance committee increased from $3,000 to $5,000; the telephonic board and committee meetings fees increased from $500 to $750; and the annual stock grant was established at 1,000 shares, which vests over a 5-year period with 20% vesting one year after grant and the remainder of which vesting in equal monthly increments thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills General Counsel and Assistant Secretary

Date: November 6, 2006